                                                                   EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Brown-Forman Corporation of our report dated May 27, 1998 relating to our audits of the consolidated financial statements and financial statement schedule of Brown-Forman Corporation as of April 30, 1998, 1997, and 1996, and for the years ended April 30, 1998, 1997, and 1996, which report is included in the Company's Annual Report on Form 10-K filed July 17, 1998.


/s/ PricewaterhouseCoopers LLP

Louisville, Kentucky
May 6, 1999



                                       11